                                    EXHIBIT 2



                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 25, 2003 (this "Agreement"), is made by and between BROADVIEW MEDIA, INC., a Minnesota corporation, with headquarters located at 4455 West 77th Street, Edina, MN 55435 (the "Company"), and the entities or persons named on a signature page hereto (the "Buyers").

                                  WITNESSETH:

                  WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement between each of the Buyers and the Company (the "Securities Purchase Agreement"; terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Buyers (i) shares of Common Stock of the Company, and (ii) warrants to acquire additional shares of the Common Stock of the Company (as used herein, such shares, including those acquired through exercise of the warrants, are collectively referred to as the "Common Stock"); and

                  WHEREAS, to induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain piggyback registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Common Stock;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Investor" means each of the Buyers and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds the Common Stock, or Registrable Securities.

                  (b) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC"), provided, however, that any Registration effected on Form S-8 or S-4 shall specifically be excluded from the Registration rights granted herein.

                  (c) "Registrable Securities" means the Common Stock.

                  (d) "Registration Statement" means a registration statement of the Company under the Securities Act.


                  2. REGISTRATION RIGHTS. The Investor shall have demand piggy-back registration rights with respect to the Common Stock (also sometimes referred to herein as the "Shares") subject to the conditions set forth below. If, at any time, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the Registration of any shares of the Company's stock within three (3) years from the date hereof, the Company shall give written notice thereof to the Investor and the Investor shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Investor's Shares in such registration statement. If the Investor exercises such election, the Shares so designated shall be included in the registration statement at no cost or expense to the Investor.

                  3. OBLIGATIONS OF THE COMPANY. In connection with a registration of the Registrable Securities, the Company shall do each of the following.

                  (a) Prepare, and file with the SEC by the required filing date a Registration Statement with respect to not less than the number of Registrable Securities provided in Section above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective. The Company's obligation hereunder to maintain such Registration shall not, in any event, continue for a period to exceed ninety
(90) days after filing, and the Company may, if it deems necessary or appropriate to do so, suspend such Registration for a limited time to avoid forcing the Company to prematurely disclose information that would, if so disclosed, adversely affect the Company's business operations, or its prospects, or prejudice or adversely affect its ongoing negotiations in such regard.

                  (b) Notify Investor, not less than five (5) days prior to such filing; and (if requested by any such Person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement.

                  (c) Furnish to Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

                  (d) As promptly as practicable after becoming aware thereof, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

                  (e) As promptly as practicable after becoming aware thereof, notify Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

                   (f) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the "OTC Bulletin Board Market" of the National Association of Securities Dealers Automated Quotations System ("NASDAQ") within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on The NASDAQ Bulletin Board Market; and, without limiting the generality of the foregoing, use reasonable efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

                  (g) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement; and

                  (j) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request.

                  4. OBLIGATIONS OF THE INVESTORS. In connection with a registration of the Registrable Securities, the Investors shall have the following obligations:

                  (a) It shall be a condition precedent to the obligations of the Company with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

                  (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

                  (c) If such Registration is underwritten by one or more brokerage firms, the Investor electing to exercise his rights to participate in such Registration shall (i) cooperate to the fullest extent as requested by such underwriter, and (ii) agree to any limitations imposed by such underwriter as to the number of Shares to be included in such Registration; and

                  (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  5. EXPENSES OF REGISTRATION.

                  (a) All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

                  (b) Neither the Company nor any of its subsidiaries has, as of the date hereof, entered into, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.

                  6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action of its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, or, if the provisions of Rule 144(c)(2) are applicable, ensure that the standards contemplated by Rule 144(c) to permit sales by the Investors under said Rule 144 are satisfied at all times; and

                  (b) furnish to Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                  9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investor to any transferee of the Registrable Securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and
(d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay.

                  10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

                  11. MISCELLANEOUS.

                  (a) A person or entity is deemed to be a Buyer of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Agreement, (i) if to the Company or to the Buyers, to their respective address contemplated by the Agreement, and
(iii) if to any other Investor, at such
address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Minneapolis or the state courts of the State of Minnesota sitting in the City of Minneapolis in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

                  (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (j) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              COMPANY:
                              BROADVIEW MEDIA, INC.


                              By: /s/ Dean Bachelor
                                  -----------------------
                              Name:  Dean Bachelor
                              Title: Chairman and CEO


                              BUYERS:


                              By: /s/ Terry L. Myhre
                                  -----------------------
                              Name: Terry L. Myhre
                              Title:

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              COMPANY:
                              BROADVIEW MEDIA, INC.


                              By: /s/ Dean Bachelor
                                  ---------------------------
                              Name:  Dean Bachelor
                              Title: CEO


                              BUYERS:


                              By: /s/ Wayne R. Speedling
                                  --------------------------
                              Name: Wayne R. Speedling
                              Title:

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              COMPANY:
                              BROADVIEW MEDIA, INC.


                              By: /s/ Kenneth Ritterspach
                                  -------------------------------
                              Name:  Kenneth Ritterspach
                              Title: President


                              BUYERS:


                              By: /s/ Robert A. Williams
                                  -------------------------------
                              Name: Robert A. Williams
                              Title:

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              COMPANY:
                              BROADVIEW MEDIA, INC.


                              By: /s/ Dean Bachelor
                                  ---------------------------
                              Name:  Dean Bachelor
                              Title: CEO


                              BUYERS:


                              By: /s/ Richard O'Brien
                                  --------------------------
                              Name: Richard D. O'Brien
                              Title:

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              COMPANY:
                              BROADVIEW MEDIA, INC.


                              By: /s/ Dean Bachelor
                                 -----------------------
                              Name:  Dean Bachelor
                              Title: CEO


                              BUYERS:


                              By: /s/ Sandi Raines
                                 -------------------------
                              Name:   Sandi Raines
                              Title:  Buyer

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              COMPANY:
                              BROADVIEW MEDIA, INC.


                              By: /s/ Dean Bachelor
                                  ---------------------------
                              Name:  Dean Bachelor
                              Title: Chairman and CEO


                              BUYERS:


                              By:  /s/ Brian J. Budenski
                                   --------------------------
                              Name: Brian J. Budenski